UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 22, 2006

ZORAN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-27246	94-2794449
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1390 Kifer Road
Sunnyvale, California 94086-5305
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (408) 523-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Amendment to Zoran Corporation 2005 Equity Incentive Plan

At the 2006 Annual Meeting of Stockholders of Zoran Corporation (the “Company”), the Company’s stockholders approved an amendment to the Company’s 2005 Equity Incentive Plan (the “2005 Plan”) to increase the maximum number of shares of common stock that may be issued under the 2005 Plan by 2,500,000 shares to a total of 4,556,663 shares. The 2005 Plan incorporating the amendment was adopted by the Company’s Board of Directors on April 19, 2006, subject to approval of its stockholders, and became effective with such stockholder approval on June 22, 2006.

Under the 2005 Plan, the Company may grant stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, deferred compensation and other stock-based or cash-based awards to employees and consultants. Non-employee members of the Company’s Board of Directors are not eligible for awards under the 2005 Plan.

A more detailed description of the terms of the 2005 Plan can be found in the Proxy Statement that was furnished to stockholders in connection with the 2006 Annual Meeting in the section entitled “Proposal No. 2—Approval of Amendment of the 2005 Equity Incentive Plan” and is incorporated by reference herein. The foregoing summary and the summary incorporated by reference from the Proxy Statement are qualified in their entirety by the full text of the 2005 Plan filed herewith as Exhibit 99.1 and incorporated by reference herein.

Amendment to Zoran Corporation 1995 Employee Stock Purchase Plan

At the 2006 Annual Meeting of Stockholders of the Company, the Company’s stockholders also approved an amendment to the Company’s 1995 Employee Stock Purchase Plan (the “Purchase Plan”) to increase the maximum number of shares of common stock that may be issued under the Purchase Plan by 1,000,000 shares to a total of 4,225,000 shares. The Purchase Plan incorporating the amendment was adopted by the Company’s Board of Directors on April 19, 2006, subject to approval of its stockholders, and became effective with such stockholder approval on June 22, 2006.

The Purchase Plan permits eligible employees to purchase the Company’s common stock at a discount, but only through accumulated payroll deductions, during offering periods of 24 months. Participants purchase shares on the last day of each of four six-month purchase periods during the offering period. The price at which shares are purchased under the Purchase Plan is established by the Company’s Board of Directors, but may not be less than 85% of the lower of the fair market value of a share of common stock on (a) the first day of the offering period or (b) the purchase date.

A more detailed description of the terms of the Purchase Plan can be found in the Proxy Statement that was furnished to stockholders in connection with the 2006 Annual Meeting in the section entitled “Proposal No. 3—Approval of Amendment of the 1995 Employee Stock Purchase Plan” and is incorporated by reference herein. The foregoing summary and the summary incorporated by reference from the Proxy Statement are qualified in their entirety by the full text of the Purchase Plan filed herewith as Exhibit 99.2 and incorporated by reference herein.

Option Grants to Non-Employee Directors

In accordance with the terms of the Company’s non-employee director equity compensation program adopted by the Board of Directors on November 23, 2005 and in connection with the service of the Company’s non-employee directors for the year following the Annual Meeting of Stockholders held on June 22, 2006, an option to purchase 15,000 shares of the Company’s common stock was granted automatically without further action of the Board of Directors on the day immediately following the day of the Annual Meeting to each of the following non-employee directors:  Uzia Galil, Raymond A. Burgess, James D. Meindl, James B. Owens, David Rynne, Arthur B. Stabenow and Philip M. Young. The per share exercise price of the options is equal to $23.48, the closing price of the Company’s stock on June 23, 2006, as reported by the Nasdaq National Market.

Copies of the Forms of Notice of Grant of Nonstatutory Stock Option (Initial Option) and Notice of Grant of Nonstatutory Stock Option (Annual Option) and the Form of Stock Option Agreement are filed herewith as Exhibits 99.3, 99.4 and 99.5, respectively, and incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
99.1	Zoran Corporation 2005 Equity Incentive Plan, as amended
99.2	Zoran Corporation 1995 Employee Stock Purchase Plan, as amended
99.3	Form of Notice of Grant of Nonstatutory Stock Option (Initial Option) under the Zoran Corporation 2005 Directors Equity Plan
99.4	Form of Notice of Grant of Nonstatutory Stock Option (Annual Option) under Zoran Corporation’s 2005 Directors Equity Plan
99.5	Form of Stock Option Agreement under Zoran Corporation 2005 Directors Equity Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 13, 2006	ZORAN CORPORATION

	By:	/s/ Karl Schneider
Karl Schneider
Senior Vice President and Chief Financial Officer